Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”) and Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) and Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York formerly) (“Company”), is effective as of April 24, 2026 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of June 5, 2007, as amended; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance		Lincoln Financial Investments
Products Trust		Corporation

By:	/s/ Jennifer Matthews	By:	/s/ Jennifer Matthews
Name:	Jennifer Matthews	Name:	Jennifer Matthews
Title:	Vice President	Title:	Vice President
Date:	3/19/2026	Date:	3/19/2026

Lincoln Financial Distributors, Inc.		Protective Life Insurance Company, as administrator and on behalf of Empower Annuity Insurance Company of America

By:	/s/ Michael Herron	By:	/s/ Steve Cramer
Name:	Michael Herron	Name:	Steve Cramer
Title:	VP Sales Operations	Title:	Chief Product Officer – Retirement Division
Date:	3/19/2026	Date:	3/19/2026

Protective Life and Annuity Insurance Company, as administrator and on behalf of Empower Life & Annuity Insurance Company of New York

By:	/s/ Steve Cramer
Name:	Steve Cramer
Title:	Chief Product Officer – Retirement Division
Date:	3/19/2026

Exhibit A

Funds

Dated as of April 24, 2026

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund

LVIP ClearBridge Dividend Strategy Fund

LVIP ClearBridge Large Cap Growth Fund

LVIP Macquarie Diversified Income Fund

LVIP Nomura High Yield Fund

LVIP Macquarie Limited-Term Diversified Income Fund

LVIP Nomura U.S. REIT Fund

LVIP Nomura SMID Cap Core Fund

LVIP NomuraU.S. Growth Fund

LVIP BlackRock Equity Dividend Fund

LVIP JPMorgan Core Bond Fund

LVIP JPMorgan Mid Cap Value Fund

LVIP JPMorgan Small Cap Core Fund

LVIP JPMorgan U.S. Equity Fund

LVIP American Century Balanced Fund

LVIP American Century Capital Appreciation Fund

LVIP Avantis Large Cap Value Fund

LVIP American Century Inflation Protection Fund

LVIP American Century International Fund

LVIP American Century Large Company Value Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP American Century Value Fund

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